Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-23853, 333-57602, 333-108489, and 333-135156) of our report dated August 14, 2007, relating to the consolidated financial statements of Patriot Scientific Corporation, appearing in this Annual Report on Form 10-K of Patriot Scientific Corporation for the year ended May 31, 2007.

/s/ KMJ Corbin & Company LLP
Irvine, California
August 14, 2007